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                       SEVERANCE AND NONCOMPETE AGREEMENT

         This SEVERANCE AND NONCOMPETE AGREEMENT is dated as of June ____, 1998, by and between NEW AMERICAN HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), and DANA C. MCLENDON, JR. (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, Executive and Company previously have entered into an Executive Employment Agreement dated December 19, 1995 (the "Employment Agreement"); and

         WHEREAS, Executive and Company have agreed to terminate the Employment Agreement and to replace it with this Severance and Noncompete Agreement;

         NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:


                  1. Confidential Information. The Executive hereby covenants, agrees and acknowledges as follows:

                  (a) The Executive has and will have access to and will participate in the development of or be acquainted with confidential or proprietary information and trade secrets related to the business of the Company, and any present or future subsidiaries or affiliates thereof (collectively with the Company, the "Companies"), including but not limited to (i) customer lists; claims histories and related records and compilations of information; the identity, lists or descriptions of any new patients, referral sources or organizations; financial statements; cost reports or other financial information; contract proposals or bidding information; business plans; training and operations methods and manuals; personnel records; software programs; reports and correspondence; fee structures; and management systems, policies or procedures, including related forms and manuals; (ii) information pertaining to future developments such as future marketing or acquisition plans or ideas, and potential new business locations and
         (iii) all other tangible and intangible property, which are used in the business and operations of the Companies but not made public. The information and trade secrets relating to the business of the Companies described hereinabove in this paragraph (a) are hereinafter referred to collectively as the "Confidential Information", provided that the term Confidential Information shall not include any information (x) that is or becomes generally publicly available (other than as a result of violation of this Agreement by the Executive) or (y) that the Executive receives on a nonconfidential basis from a source (other than the Companies or their representatives) that is not known by him to be bound by an obligation of secrecy or confidentiality to any of the Companies.



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                  (b) The Executive shall not disclose, use or make known for his or another's benefit any Confidential Information or use such Confidential Information in any way except as is in the best interests of the Companies in the performance of the Executive's duties under this Agreement. The Executive may disclose Confidential Information when required by a third party and applicable law or judicial process, but only after providing (i) immediate notice to the Company at any third party's request for such information, which notice shall include the Executive's intent with respect to such request, and (ii) sufficient opportunity for the Company to challenge or limit the scope of the disclosure on behalf of the Companies, the Executive or both.

                  (c) The Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 1 would be inadequate and, therefore, agrees that the Companies shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Companies from pursuing any other rights and remedies available for any such breach or threatened breach.

                  (d) The Executive agrees that upon termination of his employment with the Company for any reason, the Executive shall forthwith return to the Company all Confidential Information in whatever form maintained (including without limitation, computer discs and other electronic media).

                  (e) The obligations of the Executive under this Section 1 shall, except as otherwise provided herein, survive the termination of the Executive's employment with the Company and the expiration or termination of this Agreement and shall terminate eighteen months after the termination of Executive's employment with the Company.

                  (f) Without limiting the generality of Section 5 hereof, the Executive hereby expressly agrees that the foregoing provisions of this
         Section 1 shall be binding upon the Executive's heirs, successors and legal representatives.

                  2. Restrictive Covenants.

                  (a) Competition. During Executive's employment with the Company and during the eighteen (18) month period following termination of Executive's employment with the Company for any reason whatsoever, provided that payments, if any, required pursuant to Section 3(b) hereof are made in full and in a timely fashion, the Executive will not directly or indirectly (as a director, officer, executive employee, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with any business or organization which engages in competition with any of the Companies in any state of the United States of America,



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         provided, however, that the provisions of this Section 2(a) shall not be deemed to prohibit the Executive's ownership of not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held company, or ownership, whether through direct or indirect stock holdings or otherwise, of one percent (1%) or more of any other business.

                  (b) Non-Solicitation. During Executive's employment with the Company and during the eighteen (18) month period following termination of the Executive's employment with the Company for any reason whatsoever, provided that payments, if any, required pursuant to
         Section 3(b) hereof are made in full and in a timely fashion, the Executive will not directly or indirectly induce or attempt to induce any employee of any of the Companies to leave the employ of the Company of such subsidiary or affiliate, or in any way interfere with the relationship between any of the Companies and any employee thereof. This Section 2(b) shall not prohibit the Executive from employing any employee of the Company if such employee initially contacts Executive seeking such employment, and such employee has stated his or her intention to terminate his or her employment with the Company.

                  (c) Non-Interference. During the Employment Term and during the eighteen (18) month period following the end of the Employment Term for any reason whatsoever (or, if later, the eighteen (18) month period following termination of the Executive's employment with the Company), provided that payments, if any, required pursuant to Section 3(b) hereof are made in full and in a timely fashion, the Executive will not directly or indirectly hire, engage, send any work to, place orders with, or in any manner be associated with any supplier, contractor, subcontractor or other business relation of any of the Companies if such action by him would have a material adverse effect on the business, assets or financial condition of any of the Companies, or materially interfere with the relationship between any such person or entity and any of the Companies.

                  (d) Certain Definitions.

                  (i) For purposes of this Section 2, a person or entity (including, without limitation, the Executive) shall be deemed to be a competitor of one or more of the Companies, or a person or entity (including, without limitation, the Executive) shall be deemed to be engaging in competition with one or more of the Companies, if such person or entity (A) subject to the proviso set forth below, is a for-profit general acute care hospital company, or (B) in any way conducts, operates, carries out or engages in the business of managing for-profit general acute care hospitals, in either case in any state of the United States of America, provided, however, nothing in this Agreement shall prohibit the Executive from becoming associated in any capacity at a single for-profit general acute care hospital, as long as such hospital is not owned, operated or managed by a for-profit multi-facility hospital company or management company.




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                  (ii) For purposes of this Section 2, no corporation or entity that may be deemed to be an affiliate of the Company solely by reason of its being controlled by, or under common control with, Welsh, Carson, Anderson & Stowe VII, L.P. or any of its affiliates other than the Company, will be deemed to be an affiliate of the Company.

                  (e) Certain Representations of the Executive. In connection with the foregoing provisions of this Section 2, the Executive represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. The Executive further agrees that the limitations set forth in this
         Section 2 (including, without limitation, time and territorial limitations) are reasonable and properly required for the adequate protection of the current and future businesses of the Companies. It is understood and agreed that the covenants made by the Executive in this
         Section 2 (and in Section 1 hereof) shall survive the expiration or termination of this Agreement.

                  (f) Injunctive Relief. The Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of Section 2 hereof would be inadequate and, therefore, agrees that the Company and any of its subsidiaries or affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                  (g) Change of Control. Notwithstanding the foregoing, the restrictive covenants contained in Section 2 shall not apply to Executive in the event there is a Change in Control at the Company. For purposes of this Agreement, A "Change in Control" shall have occurred if at any time during the term of this Agreement any of the following events shall occur:

                  (i) Any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is not on the date hereof the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 5% or more of any class of the outstanding equity securities of the Company become the beneficial owner of securities which when added to any securities already owned by such person would represent 25% or more of the combined voting power of the then-outstanding voting securities of the Company;

                  (ii) The Company is merged, consolidated or reorganized into or with another corporation or other person and as a result of such merger, consolidation or reorganization less then 80% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;



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                  (iii) The Company sells all or substantially all of its assets to any other corporation;

                  (iv) During the period of two consecutive years, individuals who, at the beginning of any such period, constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Company stockholders of such director of the Company first elected during such period was approved by a vote of at lease two-thirds of the directors of the Company at the beginning of any such period; or

                  (v) The Company is no longer engaged, directly or indirectly, in the business of owning, managing or operating for-profit general acute care hospitals in the United States of America.

                  3. Termination.

                  (a) The Executive's employment hereunder shall be terminated upon the occurrence of any of the following:

                  (i) death of the Executive;

                  (ii) termination of the Executive's employment hereunder by the Company because of the Executive's inability to perform his duties on account of disability or incapacity for a period of six (6) consecutive months;

                  (iii) termination of the Executive's employment hereunder by the Company at any time "for cause" (as defined below), such termination to take effect immediately upon written notice from the Company to the Executive to such effect; and

                  (iv) termination of the Executive's employment hereunder (A) by the Company at any time, other than (x) termination by reason of death, disability or incapacity as contemplated by clause (i) or (ii) above or (y) termination by the Company "for cause" as contemplated by clause (iii) above or (B) by the Executive for the breach of any provision of this Agreement by the Company.

                  The following actions, failures and events by or affecting the Executive shall constitute "cause" for termination within the meaning of clause
(iii) above: (A) conviction of the Executive of, or the entering of a plea of nolo contendere by the Executive with respect to, having committed a felony, (B) acts of dishonesty or moral turpitude by the Executive that are materially detrimental to one or more of the Companies, (C) acts or omissions by the Executive that the Executive knew were likely to materially damage the business of one or more of the Companies, (D) gross negligence by the Executive in the performance of, or willful disregard by the Executive of, his obligations hereunder or otherwise relating to his employment, or (E) failure by the Executive to obey the reasonable and lawful orders of the Board of Directors that are consistent with the provisions of this



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Agreement (provided that, in the event such failure does not also constitute
"cause" under any of clauses (A) through (D) above, the Executive shall have received written notice of such failure and a reasonable opportunity to discuss the matter with the Board of Directors, followed by a notice that the Board of Directors adheres to its position and a reasonable opportunity to comply with such orders).

                  (b) In the event that the Executive's employment is terminated pursuant to clause (iv) of Section 3(a) above, the Company shall pay to the Executive, as severance pay or liquidated damages or both, monthly payments at the rate per annum of his salary at the time of such termination and shall provide the Executive with the benefits and the disability benefits being provided to Executive prior to termination, for a period from the date of such termination to eighteen months after such termination.

                  (c) Notwithstanding anything to the contrary expressed or implied herein, except as required by applicable law and except as set forth in Section 3(b) above, the Company (and its affiliates) shall not be obligated to make any payments to the Executive or on his behalf of whatever kind or nature by reason of the Executive's cessation of employment (including, without limitation, by reason of termination of the Executive's employment by the Company for "cause"), other than (i) such amounts, if any, of his salary and bonus as shall have accrued and remained unpaid as of the date of said cessation and (ii) such other amounts, if any, which may be then otherwise payable to the Executive from the Company's benefits plans or reimbursement policies.

                  (d) No interest shall accrue on or be paid with respect to any portion of any payments hereunder.

                  (e) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or to assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                  4. Non-Assignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive or his beneficiaries or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 4 shall preclude the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death or incapacity.

                  5. Binding Effect. Without limiting or diminishing the effect of Section 4 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

                  6. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given



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in writing and: (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or (iv) sent via facsimile confirmed in writing to the recipient, if to the Company, at the Company's principal place of business, and if to the Executive, at his home address most recently filed with the Company, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

                  7. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

                  8. Severability. The Executive agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of
Section 1 or 2 hereof is void or constitutes an unreasonable restriction against the Executive, the provisions of such Section 1 or 2 shall not be rendered void but shall apply with respect to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than Section 1 or 2 is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

                  9. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                  10. Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof, including, without limitation, the Employment Agreement, which is hereby terminated and rendered of no further force and effect. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

                  11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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                  IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Agreement as of the day and year first above written.


                                     COMPANY:

                                     NEW AMERICAN HEALTHCARE CORPORATION

                                     By:
                                         ------------------------------------
                                     Title:
                                            ---------------------------------



                                     EXECUTIVE:



                                     -----------------------------------------
                                     Dana C. McLendon, Jr.






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